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EXHIBIT 10.1 FEE AGREEMENT WITH RICHARD O. WEED


                                 April 26, 2003

Mr. Gordon F. Lee Chief Executive Officer American IDC Corp.
11301 Olympic Boulevard, Suite 680
Los Angeles, CA 90064

         RE:      American IDC Corp.
                  Addendum to Fee Agreement

Dear Mr. Lee:

         This letter, when countersigned by you, will modify and amend the Fee Agreement dated November 12, 2001 to add the following terms.

         "In exchange for services rendered, Client shall issue to Richard O. Weed One Hundred Thousand (100,000) shares of Client's common stock. Further, Client hereby grants Weed the right to purchase 100,000 shares of Client's common stock at a price equal to $.50 per share and these stock options will expire unless exercised on or before December 31, 2007. The options granted will not be subject to dilution (i.e. no adjustment to the number of shares or the exercise price) based upon any reverse split of the Client's common stock."

         All other terms and conditions of the fee agreement remain in full force and effect.

                                             Very truly yours,


                                             /s/ Richard O. Weed
                                             Richard O. Weed
                                             Managing Director/Special Projects
Approved and Agreed
American IDC Corp.



By: /s/ Gordon F. Lee
Name: Gordon F. Lee
Title: Chief Executive Officer